EXHIBIT 99.1

FOSSIL GROUP, INC. ANNOUNCES THE RESIGNATION OF DENNIS R. SECOR AND APPOINTS JEFFREY N. BOYER
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
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Richardson, TX. August 8, 2017 – Fossil Group, Inc. (Nasdaq GS: FOSL) (the “Company”) today announced that Dennis R. Secor, the Company’s current Executive Vice President, Chief Financial Officer and Treasurer, has decided to relocate back to California for personal reasons.  Mr. Secor joined the Company in December 2012. The Company announced that Mr. Jeffrey N. Boyer, currently a member of the Company’s Board of Directors, has been appointed Executive Vice President, Chief Financial Officer and Treasurer effective October 16, 2017. Mr. Boyer will report directly to Kosta N. Kartsotis, Chief Executive Officer. Effective with the appointment of Mr. Boyer on October 16, 2017, Mr. Secor will resign as Chief Financial Officer and Treasurer and assist Mr. Boyer as he transitions into his new role with the Company. Mr. Boyer will resign from the Company’s Board of Directors effective October 15, 2017.

“We would like to thank Dennis for his contributions over the last five years. Since joining us in 2012, he has been an integral part of our leadership team. I am also grateful that he will stay on to assist us with this transition. We wish him all the best with his next endeavor,” said Mr. Kartsotis. Regarding Mr. Boyer joining the Company, Mr. Kartsotis stated, “We are pleased to welcome Jeff to his new role. As a valued member of our Board of Directors for the last ten years, his guidance has been critical to our success. In his new role, Jeff’s experience, expertise and leadership will be invaluable as we continue transitioning to New World Fossil.”

Mr. Boyer was appointed to the Company’s Board of Directors in December 2007. Mr. Boyer currently serves as Chairman of the Company’s Finance Committee, and he is a member of the Audit Committee. Mr. Boyer has served as Executive Vice President and Chief Financial Officer for Pier 1 Imports, Inc. since June 2015. Pier 1 is a retailer of decorative accessories, furniture, candles, housewares, gifts and seasonal products. Prior to joining Pier I Imports, Mr. Boyer served as Executive Vice President, Chief Administrative Officer and Chief Financial Officer for Tuesday Morning Corporation from September 2013 until June 2015. Tuesday Morning is a retailer of upscale decorative home accessories, housewares, seasonal goods, and gifts. Mr. Boyer served as Executive Vice President and Chief Operating Officer of 24 Hour Fitness Worldwide Holdings, Inc., an operator of fitness centers, from June 2012 until September 2013 and as their Executive Vice President and Chief Financial Officer from April 2008 until June 2012. Mr. Boyer began his career as an accountant with PricewaterhouseCoopers in 1980.

Safe Harbor
Certain statements contained herein that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially are the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission (the “SEC”). These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Readers of this release should consider these factors in evaluating, and are cautioned not to place undue reliance on, the forward-looking statements contained herein. The Company assumes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Fossil Group, Inc.
Fossil Group, Inc. is a global design, marketing, distribution and innovation company specializing in lifestyle accessories. Under a diverse portfolio of owned and licensed brands, our offerings include fashion watches, jewelry, handbags, small leather goods and wearables. With our newest owned brand, Misfit, we’re bringing style and technology to the high-growth connected space. We’re committed to delivering the best in design and innovation across our owned brands, Fossil, Michele, Misfit, Relic, Skagen and Zodiac, and licensed brands, Armani Exchange, Burberry, Chaps, Diesel, DKNY, Emporio Armani, Karl Lagerfeld, kate spade new york, Marc Jacobs, Michael Kors and Tory Burch. We bring each brand story to life through an extensive wholesale distribution network across approximately 150 countries and over 550 retail locations. Certain press release and SEC filing information concerning the Company is also available at www.fossilgroup.com.

Investor Relations:    Eric M. Cerny            Allison Malkin                                    FOSSIL GROUP, Inc.        ICR, Inc.
(855) 336-7745            (203) 682-8225

Public Relations:    Ann Jane Draper
FOSSIL GROUP, Inc.
(469) 587-2893
ajdraper@fossil.com

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